Exhibit 99.1

SCWorx Announces Funding by an Institutional Investor

NEW YORK, N.Y., September 23, 2021 (GLOBE NEWSWIRE) – SCWorx Corp. (Nasdaq: WORX), a provider of data management services for healthcare providers, announced today that it has completed the offering, sale, and issuance of 298,883 shares of its common stock and a warrant to purchase up to 298,883 shares of common stock, for aggregate gross proceeds of $535,000. SCWorx and the institutional investor closed the offering effective September 17, 2021.

“SCWorx continues to execute on its strategy of improving the overall health of the business and focusing on growth of its data management service,” said Tim Hannibal, President and CEO of SCWorx. “We are excited to work with this investor and look forward to a long partnership between our teams.”

Mr. Hannibal added, “The pandemic has been extremely challenging for our hospital customers. Our solutions deliver much needed cost savings, data accuracy and efficiency at a time when hospitals need it the most. SCWorx is in a unique position to provide multiple layers of value and cost savings to the country’s healthcare providers and with this investment we look forward to continuing to assist them with achieving their goals.”

The Company may not use the proceeds for indebtedness or for the settlement of any outstanding litigation and instead will use the funds for general corporate and working capital purposes.

About SCWorx Corp.

SCWorx has created an advanced attributed virtualized item data warehouse utilizing machine learning and artificial intelligence to offer a suite of software-as-a-service-based solutions for healthcare providers. The value proposition for customers revolves around the full integration of all solution modules with the company’s data platform for cost savings, operational efficiency and accurate benchmarking and reporting. The solution modules include Virtual Item Master, data cleanse and normalization, contract management and request for pricing (RFP) module, automated rebate management module, data interoperability (EMR, MMIS, finance) module, Automated Item Add Portal, Virtual General Ledger, and the data analytics module. SCWorx creates a single source for information for the healthcare provider’s data governance and analytics requirements.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future contract renewals and terminations, future financial position, prospects, plans and objectives of management are forward-looking statements. You can identify many (but not all) such forward-looking statements by looking for words such as “assumes,” “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “projects,” “seeks,” “intends,” “plans,” “could,” “would,” “may” or other similar expressions. You should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, securing future contracts and orders, future product sourcing, supply disruptions, containing costs, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations,  the availability of sufficient resources of the company to meet its business objectives and operational requirements and other important factors that are detailed in filings with the Securities and Exchange Commission made from time to time by SCWorx, including its Annual Report on Form 10-K for the year ended December 31, 2020, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Matters described in forward-looking statements may also be affected by other known and unknown risks, trends, uncertainties and factors, many of which are beyond the company’s ability to control or predict. SCWorx undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contacts:
ir@scworx.com

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Source: SCWorx Corp.

Released September 23, 2021